Exhibit 21.1

SUBSIDIARIES OF MARVELL
Subsidiary	Jurisdiction
Aquantia LLC	Delaware, United States
Cavium India Holdings, LLC	California, United States
Cavium International	Cayman Islands
Cavium Networks International	Cayman Islands
Cavium Networks International, Inc.	Delaware, United States
Cavium, LLC	Delaware, United States
Clarice Acquisition Corporation	Delaware, United States
Clariphy Argentina, S.A.U.	Argentina
Cortina Network Devices Sdn Bhd	Malaysia
Cortina Network Systems (Shenzhen) Co. Ltd	China
Cortina Network Systems Private Limited	India
Cortina Systems HK Limited	Hong Kong
Cortina Systems International	Cayman Islands
eSilicon Corporation	Delaware, United States
Innovium India Private Limited	India
Innovium, Inc.	Delaware, United States
Inphi Corporation	Delaware, United States
Inphi Micro-Electronics (Nanjing) Co. Ltd.	China
Marvell Aquantia US, Inc.	Delaware, United States
Marvell Asia Pte Ltd	Singapore
Marvell Government Solutions, LLC	Delaware, United States
Marvell India Private Limited	India
Marvell International Holdings Corporation	Cayman Islands
Marvell International Ltd.	Bermuda
Marvell Israel (M.I.S.L) Ltd.	Israel
Marvell Italia S.r.l.	Italy
Marvell Japan K.K.	Japan
Marvell Netherlands B.V.	Netherlands
Marvell Semiconductor Canada Inc.	Canada
Marvell Semiconductor Germany GmbH	Germany
Marvell Semiconductor Korea, Ltd.	Korea
Marvell Semiconductor, Inc.	California, United States
Marvell Semiconductor, Ltd.	Delaware, United States
Marvell Switzerland Sàrl	Switzerland
Marvell Taiwan Ltd.	Taiwan
Marvell Tamba LLC	Delaware, United States
Marvell Technology (Beijing), Ltd.	China
Marvell Technology (Chengdu), Ltd.	China
Marvell Technology (Nanjing), Ltd.	China
Marvell Technology (Shanghai), Ltd.	China
Marvell Technology Cayman I	Cayman Islands

Marvell Technology Cayman II	Cayman Islands
Marvell Technology Denmark APS	Denmark
Marvell Technology Group Ltd.	Bermuda
Marvell Technology Holdings, Inc.	Delaware, United States
Marvell Technology Hong Kong Limited	Hong Kong
Marvell Technology Italy S.r.l.	Italy
Marvell Technology Japan Y.K.	Japan
Marvell Technology Poland sp. z o.o.	Poland
Marvell Technology Romania S.R.L.	Romania
Marvell Technology Sweden AB	Sweden
Marvell Technology UK Limited	United Kingdom
Marvell Technology Vietnam Limited Liability Company	Vietnam
Marvell World Trade Ltd.	Barbados
NetXen, Inc.	Delaware, United States
QLGC Limited	Ireland
QLogic International Holdings, Inc.	Delaware, United States
QLogic International Ltd.	Bermuda
QLogic LLC	Delaware, United States
QLogic Switch Products, LLC	Minnesota, United States
SkandySys Private Limited	India
SpicaWorks India Private Limited	India
SpicaWorks US Inc.	Delaware, United States
Tanzanite Silicon Solutions Inc.	California, United States
Tanzanite Silicon Solutions Private Limited	India
Utopia Capital Holdings, Ltd.	Bermuda